News Release

Unisys Announces 4Q and Full-Year 2023 Results
Company Exceeds 2023 Upwardly Revised Revenue and Profitability Guidance, Delivers Strong Growth in Contract Signings in 4Q
•Full-year revenue growth of 1.8% year over year (YoY), or 1.6% in constant currency(1); Excluding License and Support (Ex-L&S)(15) revenue growth of 4.9% YoY both as reported and in constant currency
•4Q revenue up 0.1% YoY, a decline of 2.1% in constant currency; 4Q Ex-L&S revenue growth of 6.8% YoY, or 4.3% in constant currency
•Full-year operating profit margin of 3.8%; non-GAAP operating profit(8) margin of 7.0%
•Full-year operating cash flow of $74.2 million compared to $12.7 million for 2022, and free cash flow(11) of ($4.5) million compared to ($73.2) million for 2022
•Ex-L&S Total Contract Value (TCV)(4) increased 27% YoY for the full-year and 137% YoY in the fourth quarter, including New Business(6) TCV growth of 18% YoY for the full-year and 84% YoY in the fourth quarter
•Company issues full-year 2024 guidance of (1.5)% to 1.5% YoY constant currency revenue growth and 5.5% to 7.5% non-GAAP operating profit margin
•Constant currency revenue guidance implies (1.0)% to 2.0% revenue growth as reported, based on recent exchange rates, and assumes Ex-L&S full-year revenue growth of 1.5% to 5.0% and License and Support (L&S)(14) revenue of approximately $375 million

BLUE BELL, Pa., February 21, 2024 – Unisys Corporation (NYSE: UIS) reported financial results for the fourth quarter and full year 2023.
"Our fourth quarter performance capped a successful year for Unisys," said Unisys Chair and CEO Peter A. Altabef. "In 2023, we exceeded our upwardly revised full-year guidance ranges. During the year, we grew our backlog, signed 18% more New Business TCV than the prior year, and expanded our New Business pipeline."
"This year, we progressed towards our long-term financial goals," said Unisys Chief Financial Officer Deb McCann. "We are particularly pleased with our full-year free cash flow performance, which improved by nearly $70 million year-over-year. We also continued to execute our pension management strategy with two annuity purchases that transferred an aggregate of approximately $500 million in pension liabilities to a third-party insurer."

Financial Highlights
Please refer to the accompanying financial tables for a reconciliation of the GAAP to non-GAAP measures presented except for financial guidance since such a reconciliation is not practicable without unreasonable effort.

(In millions, except numbers presented as percentages)	4Q23	4Q22	FY23	FY22
Revenue	$557.6	$557.0	$2,015.4	$1,979.9
YoY revenue growth	0.1%		1.8%
YoY revenue growth in constant currency	(2.1)%		1.6%
Ex-L&S revenue	$413.3	$386.9	$1,586.3	$1,511.9
YoY revenue growth	6.8%		4.9%
YoY revenue growth in constant currency	4.3%		4.9%
L&S revenue	$144.3	$170.1	$429.1	$468.0
YoY revenue growth	(15.2)%		(8.3)%
YoY revenue growth in constant currency	(16.9)%		(9.0)%

Gross profit	$181.2	$189.8	$551.3	$529.6
Gross profit percent	32.5%	34.1%	27.4%	26.7%
Ex-L&S gross profit	$68.4	$45.7	$240.0	$168.8
Ex-L&S gross profit percent	16.5%	11.8%	15.1%	11.2%

Operating profit	$44.0	$50.0	$76.9	$52.2
Operating profit percent	7.9%	9.0%	3.8%	2.6%
Non-GAAP operating profit	$64.0	$112.4	$140.8	$159.0
Non-GAAP operating profit percent	11.5%	20.2%	7.0%	8.0%

Net (loss) income attributable to Unisys Corporation	($165.3)	$8.5	($430.7)	($106.0)
Non-GAAP net income attributable to Unisys Corporation(10)	$35.4	$82.8	$41.7	$74.8

EBITDA	($103.6)	$85.1	($204.5)	$140.9
Adjusted EBITDA(9)	$100.4	$148.7	$285.9	$325.8
Adjusted EBITDA as a percentage of revenue	18.0%	26.7%	14.2%	16.5%
Fourth Quarter 2023 Results
Revenue was up 0.1% YoY, a decline of 2.1% in constant currency. Gross profit margin was down 160 bps YoY driven by the timing of software license renewals.
Ex-L&S revenue increased 6.8% YoY, or 4.3% in constant currency, primarily driven by New Business with existing clients. Gross profit margin was up 470 bps YoY primarily driven by lower cost reduction charges as well as New Business with existing clients.
Net loss attributable to Unisys Corporation included a non-cash pension settlement loss of $167.2 million related to the purchase of an annuity contract that reduced pension liabilities.

Financial Highlights by Segment

(In millions, except numbers presented as percentages)	4Q23	4Q22	FY23	FY22
Digital Workplace Solutions (DWS):
Revenue	$139.2	$127.8	$546.1	$509.9
YoY revenue growth	8.9%		7.1%
YoY revenue growth in constant currency	6.3%		7.0%
Gross profit	$21.3	$19.3	$76.2	$71.5
Gross profit percent	15.3%	15.1%	14.0%	14.0%

Cloud, Applications & Infrastructure Solutions (CA&I):
Revenue	$138.9	$138.8	$531.0	$520.3
YoY revenue growth	0.1%		2.1%
YoY revenue growth in constant currency	(0.5)%		2.2%
Gross profit	$22.7	$26.4	$81.9	$47.3
Gross profit percent	16.3%	19.0%	15.4%	9.1%

Enterprise Computing Solutions (ECS):
Revenue	$203.0	$225.6	$648.0	$669.7
YoY revenue growth	(10.0)%		(3.2)%
YoY revenue growth in constant currency	(12.2)%		(3.9)%
Gross profit	$136.9	$165.4	$396.6	$432.0
Gross profit percent	67.4%	73.3%	61.2%	64.5%
Fourth Quarter 2023 Segment Results
DWS revenue increased 8.9% YoY, or a 6.3% increase in constant currency. DWS gross profit margin was 15.3%, an increase of 20 bps YoY. The increase in revenue and gross profit margin was primarily driven by New Business with existing clients.
CA&I revenue increased 0.1% YoY, a 0.5% decline in constant currency. CA&I gross profit margin was 16.3%, a decrease of 270 bps YoY, as the prior year quarter gross profit included a benefit from the sale of surplus IP addresses. Full-year CA&I gross profit was 15.4%, up 630 bps, as the result of delivery improvements.
ECS revenue declined in the fourth quarter 10.0% YoY, or a 12.2% decline in constant currency. ECS gross profit margin was 67.4%, a decrease of 590 bps YoY. The decrease in revenue and gross profit margin was primarily driven by the timing of software license renewals, as expected.
Balance Sheet and Cash Flow

(In millions)	4Q23	4Q22	FY23	FY22
Cash and cash equivalents			$387.7	$391.8

Cash provided by operations	$23.0	$34.9	$74.2	$12.7
Free cash flow	$4.0	$13.8	($4.5)	($73.2)
Pre-pension free cash flow	$10.7	$23.6	$43.5	($29.5)
Adjusted free cash flow(13)	$30.9	$39.3	$120.5	$27.0
Full-year 2023 free cash flow improved by $68.7 million YoY due to improvements in working capital.
Cash and cash equivalents at December 31, 2023 were $387.7 million.

The company continued its pension de-risking strategy during 2023 with the purchase of two annuity contracts relating to its U.S. pension plans. The aggregate purchase price for the two transactions was approximately $516 million, which was funded by plan assets and resulted in a similarly sized reduction in plan liabilities. These actions resulted in non-cash pension settlement losses of $348.2 million.
Other Key Performance Metrics

	YoY Change	QoQ Change*
4Q23
Pipeline(3)
Total company	(1)%	(20)%
Ex-L&S pipeline	(1)%	(20)%
TCV
Total company	50%	331%
Ex-L&S TCV	137%	339%
FY23
TCV
Total company	3%
Ex-L&S TCV	27%
*QoQ - quarter over quarter
Sequential pipeline decline was due to elevated client signings during the fourth quarter while YoY decline was the result of renewal timing, partially offset by growth in New Business pipeline.
In the fourth quarter and full-year of 2023, TCV growth was driven by strong growth in New Business TCV.
Backlog was $3.01 billion for the fourth quarter 2023 compared to $2.92 billion for the fourth quarter of 2022 and $2.38 billion in the third quarter of 2023. The sequential and YoY increase was primarily driven by timing of Ex-L&S contract renewals and strong New Business signings during the fourth quarter.
2024 Financial Guidance
The company has issued full-year 2024 revenue growth and profitability guidance:

Guidance
Revenue growth in constant currency	(1.5)% to 1.5%
Non-GAAP operating profit margin	5.5% to 7.5%
Constant currency revenue guidance implies (1.0)% to 2.0% revenue growth as reported, based on recent exchanges rates, and assumes Ex-L&S full-year revenue growth of 1.5% to 5.0% and L&S revenue of approximately $375 million.
Conference Call
Unisys will hold a conference call with the financial community on Wednesday, February 21 at 8 a.m. Eastern Time to discuss the results and 2024 financial guidance.
The live, listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Website at www.unisys.com/investor. In addition, domestic callers can dial 1-844-695-5518 and international callers can dial 1-412-902-6749 and provide the following conference passcode: Unisys Corporation Call.
A webcast replay will be available on the Unisys Investor Website shortly following the conference call. A replay will also be available by dialing 1-877-344-7529 for domestic callers or 1-412-317-0088 for international callers and entering access code 4909173 from two hours after the end of the call until March 6, 2024.

(1) Constant currency – A significant amount of the company’s revenue is derived from international operations. As a result, the company’s revenue has been and will continue to be affected by changes in the U.S. dollar against major international currencies. The company refers to revenue growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior-period revenue at a consistent exchange rate rather than the actual exchange rates in effect during the respective periods.

(2) Backlog – Represents future revenue associated with contracted work which has not yet been delivered or performed. Although the company believes this revenue will be recognized, it may, for commercial reasons, allow the orders to be cancelled, with or without penalty.

(3) Pipeline – Represents qualified prospective sale opportunities for which bids have been submitted or vetted prospective sales opportunities which are being actively pursued. There is no assurance that pipeline will translate into recorded revenue.

(4) Total Contract Value (TCV) – Represents the estimated revenue related to contracts signed in the period without regard for cancellation terms. New Business TCV represents TCV attributable to expansion and new scope for existing clients and new logo contracts.

(5) Book-to-bill – Represents total contract value booked divided by revenue in a given period.

(6) New Business – Represents expansion and new scope for existing clients and new logo contracts.

(7) Next-Gen Solutions – Includes our Modern Workplace solutions within DWS, Digital Platforms and Applications (DP&A) solutions within CA&I, Specialized Services and Next-Gen Compute (SS&C) solutions within ECS, as well as Micro-Market solutions. The company uses estimated Next-Gen Solutions metrics to provide insight into the company's progress in shifting the revenue mix towards solutions that are generally higher-growth and higher-margin.

(8) Non-GAAP operating profit – This measure excludes pretax postretirement expense and pretax charges in connection with certain legal matters related to professional services and legal fees, including legal defense costs, associated with certain legal proceedings, and cost-reduction activities and other expenses.

(9) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income (loss) attributable to noncontrolling interests, interest expense (net of interest income), provision for (benefit from) income taxes, depreciation and amortization. Adjusted EBITDA further excludes postretirement expense; certain legal matters related to professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; cost-reduction activities and other expenses, non-cash share-based expense, and other (income) expense adjustments.

(10) Non-GAAP net income and non-GAAP diluted earnings per share – These measures excluded postretirement expense and charges in connection with certain legal matters related to professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other expenses. The tax amounts related to these items for the calculation of non-GAAP diluted earnings (loss) per share include the current and deferred tax expense and benefits recognized under GAAP for these items.

(11) Free cash flow – Represents cash flow from operations less capital expenditures.

(12) Pre-pension free cash flow – Represents free cash flow before postretirement contributions.

(13) Adjusted free cash flow – Represents free cash flow less cash used for postretirement funding; certain legal matters related to professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other payments.

(14) License and Support (L&S) – Represents software license and related support revenue within the company's ECS segment.

(15) Excluding License and Support (Ex-L&S) – These measures exclude revenue, gross profit and gross profit margin in connection with software license and support revenue within the company’s ECS segment. The company provides these measures to allow investors to isolate the impact of software license renewals, which tend to be significant and impactful based on timing, and related support services in order to evaluate the company’s business outside of these areas.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Unisys cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond Unisys’ ability to control or estimate precisely, such as estimates of future market conditions, the behavior of other market participants and that TCV is based, in part, on the assumption that each of those contracts will continue for their full contracted term. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon Unisys. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on Unisys will be those anticipated by management. Forward-looking statements in this release and the accompanying presentation include, but are not limited to, any projections or expectations of revenue growth, margin expansion, achievement of operational efficiencies and savings, future growth of our Next-Gen solutions, TCV and New Business TCV, backlog, pipeline, book-to-bill, full-year 2024 revenue growth and profitability guidance, including constant currency revenue, Ex-L&S revenue growth, L&S revenue, non-GAAP operating profit margin and the assumptions and other expectations made in connection with our full-year 2024 financial guidance, our pension liability and statements regarding future economic conditions or performance.
Additional information and factors that could cause actual results to differ materially from Unisys’ expectations are contained in Unisys’ filings with the U.S. Securities and Exchange Commission (SEC), including Unisys’ Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other

SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this release is representative as of the date of this release only and while Unisys periodically reassesses material trends and uncertainties affecting Unisys’ results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, Unisys does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Information
This release includes certain non-GAAP financial measures that exclude certain items such as postretirement expense; certain legal and other matters related to professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other expenses that the company believes are not indicative of its ongoing operations, as they may be unusual or non-recurring. The inclusion of such items in financial measures can make the company’s profitability and liquidity results difficult to compare to prior periods or anticipated future periods and can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that non-GAAP measures are useful to investors because they provide supplemental information about the company’s financial performance and liquidity, as well as greater transparency into management’s view and assessment of the company’s ongoing operating performance.
Non-GAAP financial measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results and to isolate in some instances the impact of software license renewals, which tend to be lumpy, and related support services in order to evaluate the company’s business outside of these areas. These items are uncertain, depend on various factors, and could have a material impact on the company's GAAP results for the applicable period. These measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below except for financial guidance and other forward-looking information since such a reconciliation is not practicable without unreasonable efforts as the company is unable to reasonably forecast certain amounts that are necessary for such reconciliation. This information has been provided pursuant to the requirements of SEC Regulation G.

About Unisys
Unisys is a global technology solutions company that powers breakthroughs for the world's leading organizations. Our solutions – cloud, data and AI, digital workplace, logistics and enterprise computing – help our clients challenge the status quo and unlock their full potential. To learn how we have been helping clients push what's possible for 150 years, visit unisys.com and follow us on LinkedIn.

Contacts:	For Investors:
Michaela Pewarski, Unisys, +1 215-274-1254
Investor@unisys.com

For Press:
Patricia Gonzalez, Unisys, +1 817-846-7662
Patricia.Gonzalez@unisys.com
###
RELEASE NO.: 0221/9939
Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.
UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue
Services	$429.8	$409.7	$1,665.9	$1,597.3
Technology	127.8	147.3	349.5	382.6
	557.6	557.0	2,015.4	1,979.9
Costs and expenses
Cost of revenue:
Services	318.8	324.3	1,282.4	1,285.9
Technology	57.6	42.9	181.7	164.4
	376.4	367.2	1,464.1	1,450.3
Selling, general and administrative	129.0	132.9	450.3	453.2
Research and development	8.2	6.9	24.1	24.2
	513.6	507.0	1,938.5	1,927.7
Operating income	44.0	50.0	76.9	52.2
Interest expense	7.9	7.8	30.8	32.4
Other (expense), net	(176.7)	(16.2)	(393.9)	(82.4)
(Loss) earnings before income taxes	(140.6)	26.0	(347.8)	(62.6)
Provision for income taxes	23.6	17.2	79.3	42.3
Consolidated net (loss) earnings	(164.2)	8.8	(427.1)	(104.9)
Net income attributable to noncontrolling interests	1.1	0.3	3.6	1.1
Net (loss) income attributable to Unisys Corporation	$(165.3)	$8.5	$(430.7)	$(106.0)
(Loss) earnings per share attributable to Unisys Corporation
Basic	$(2.42)	$0.13	$(6.31)	$(1.57)
Diluted	$(2.42)	$0.12	$(6.31)	$(1.57)

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	DWS	CA&I	ECS	Other
Three Months Ended December 31, 2023
Revenue	$557.6	$139.2	$138.9	$203.0	$76.5
Gross profit percent	32.5%	15.3%	16.3%	67.4%
Three Months Ended December 31, 2022
Revenue	$557.0	$127.8	$138.8	$225.6	$64.8
Gross profit percent	34.1%	15.1%	19.0%	73.3%

	Total	DWS	CA&I	ECS	Other
Year Ended December 31, 2023
Revenue	$2,015.4	$546.1	$531.0	$648.0	$290.3
Gross profit percent	27.4%	14.0%	15.4%	61.2%
Year Ended December 31, 2022
Revenue	$1,979.9	$509.9	$520.3	$669.7	$280.0
Gross profit percent	26.7%	14.0%	9.1%	64.5%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$387.7	$391.8
Accounts receivable, net	454.5	402.5
Contract assets	11.7	28.9
Inventories	15.3	14.9
Prepaid expenses and other current assets	101.8	92.3
Total current assets	971.0	930.4
Properties	396.4	410.8
Less – Accumulated depreciation and amortization	332.1	334.9
Properties, net	64.3	75.9
Outsourcing assets, net	31.6	66.4
Marketable software, net	166.2	165.1
Operating lease right-of-use assets	35.4	42.5
Prepaid postretirement assets	38.0	119.5
Deferred income taxes	114.0	118.6
Goodwill	287.4	287.1
Intangible assets, net	42.7	52.4
Restricted cash	9.0	10.9
Assets held-for-sale	4.9	6.4
Other long-term assets	200.9	190.4
Total assets	$1,965.4	$2,065.6
Total liabilities and (deficit) equity
Current liabilities:
Current maturities of long-term debt	$13.0	$17.4
Accounts payable	130.9	160.8
Deferred revenue	198.6	200.7
Other accrued liabilities	308.4	271.6
Total current liabilities	650.9	650.5
Long-term debt	491.2	495.7
Long-term postretirement liabilities	787.7	714.6
Long-term deferred revenue	104.4	122.3
Long-term operating lease liabilities	25.6	29.7
Other long-term liabilities	44.0	31.0
Commitments and contingencies
Total Unisys Corporation stockholders' deficit	(151.8)	(14.7)
Noncontrolling interests	13.4	36.5
Total (deficit) equity	(138.4)	21.8
Total liabilities and (deficit) equity	$1,965.4	$2,065.6

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Consolidated net loss	$(427.1)	$(104.9)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities:
Foreign currency losses	0.2	6.8
Non-cash interest expense	1.2	1.3
Employee stock compensation	17.2	20.0
Depreciation and amortization of properties	29.1	50.2
Depreciation and amortization of outsourcing assets	50.3	64.5
Amortization of marketable software	49.7	58.7
Amortization of intangible assets	9.7	10.1
Other non-cash operating activities	(0.2)	0.3
Loss on disposal of capital assets	6.0	6.6
Postretirement contributions	(48.0)	(43.7)
Postretirement expense	388.5	45.3
Deferred income taxes, net	24.5	(8.3)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Receivables, net and contract assets	4.2	15.5
Inventories	—	(8.0)
Other assets	(25.5)	(2.6)
Accounts payable and current liabilities	(20.9)	(103.8)
Other liabilities	15.3	4.7
Net cash provided by operating activities	74.2	12.7
Cash flows from investing activities
Proceeds from investments	2,751.6	3,336.1
Purchases of investments	(2,740.4)	(3,380.4)
Capital additions of properties	(21.3)	(31.0)
Capital additions of outsourcing assets	(11.4)	(8.6)
Investment in marketable software	(46.0)	(46.3)
Purchases of businesses, net of cash acquired	(1.2)	(0.3)
Other	(0.9)	(0.9)
Net cash used for investing activities	(69.6)	(131.4)
Cash flows from financing activities
Payments of long-term debt	(16.9)	(17.8)
Other	(0.4)	(3.8)
Net cash used for financing activities	(17.3)	(21.6)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	6.7	(17.6)
Decrease in cash, cash equivalents and restricted cash	(6.0)	(157.9)
Cash, cash equivalents and restricted cash, beginning of period	402.7	560.6
Cash, cash equivalents and restricted cash, end of period	$396.7	$402.7

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2023	2022	2023	2022
Net (loss) income attributable to Unisys Corporation		$(165.3)	$8.5	$(430.7)	$(106.0)
Postretirement expense	pretax	174.4	11.2	388.5	45.3
	tax	(0.1)	0.1	(0.7)	0.5
	net of tax	174.5	11.1	389.2	44.8
Certain legal matters	pretax	11.9	6.8	35.7	16.0
	tax	—	—	—	—
	net of tax	11.9	6.8	35.7	16.0
Environmental matters	pretax	7.0	6.6	24.7	32.4
	tax	—	—	—	—
	net of tax	7.0	6.6	24.7	32.4
Cost reduction and other expenses	pretax	7.6	53.2	23.8	91.1
	tax	0.3	3.4	1.0	3.5
	net of tax	7.3	49.8	22.8	87.6

Non-GAAP net income attributable to Unisys Corporation		$35.4	$82.8	$41.7	$74.8

Weighted average shares (thousands)		68,402	67,793	68,254	67,665
Plus incremental shares from assumed conversion:
	Employee stock plans	1,365	331	945	481
Non-GAAP adjusted weighted average shares		69,767	68,124	69,199	68,146
Diluted earnings (loss) per share
GAAP basis
Net (loss) income attributable to Unisys Corporation		$(165.3)	$8.5	$(430.7)	$(106.0)
Divided by weighted average shares		68,402	68,124	68,254	67,665
Diluted (loss) earnings per share		$(2.42)	$0.12	$(6.31)	$(1.57)
Non-GAAP basis
Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share		$35.4	$82.8	$41.7	$74.8
Divided by Non-GAAP adjusted weighted average shares		69,767	68,124	69,199	68,146
Non-GAAP diluted earnings per share		$0.51	$1.22	$0.60	$1.10

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Cash provided by operations	$23.0	$34.9	$74.2	$12.7
Additions to marketable software	(13.1)	(11.1)	(46.0)	(46.3)
Additions to properties	(5.9)	(9.5)	(21.3)	(31.0)
Additions to outsourcing assets	—	(0.5)	(11.4)	(8.6)
Free cash flow	4.0	13.8	(4.5)	(73.2)
Postretirement funding	6.7	9.8	48.0	43.7
Pre-pension free cash flow	10.7	23.6	43.5	(29.5)
Certain legal payments	9.7	—	30.2	5.5
Environmental matters payments	7.2	11.2	21.8	28.1
Cost reduction and other payments	3.3	4.5	25.0	22.9
Adjusted free cash flow	$30.9	$39.3	$120.5	$27.0

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net (loss) income attributable to Unisys Corporation	$(165.3)	$8.5	$(430.7)	$(106.0)
Net income attributable to noncontrolling interests	1.1	0.3	3.6	1.1
Interest expense, net of interest income of $6.3, $3.7, $26.3, $12.4 respectively(1)	1.6	4.1	4.5	20.0
Provision for income taxes	23.6	17.2	79.3	42.3
Depreciation	21.0	36.6	79.4	114.7
Amortization	14.4	18.4	59.4	68.8
EBITDA	$(103.6)	$85.1	$(204.5)	$140.9

Postretirement expense	$174.4	$11.2	$388.5	$45.3
Certain legal matters(2)	11.9	6.8	35.7	16.0
Environmental matters(1)	7.0	6.6	24.7	32.4
Cost reduction and other expenses(3)	4.5	30.2	13.5	55.4
Non-cash share based expense	4.1	4.3	16.6	19.0
Other expense, net adjustment(4)	2.1	4.5	11.4	16.8
Adjusted EBITDA	$100.4	$148.7	$285.9	$325.8

(1) Included in other (expense), net on the consolidated statements of income (loss)
(2) Included in selling, general and administrative expenses and other (expense), net within the consolidated statements of income (loss)
(3) Reduced for depreciation and amortization included above
(4) Other expense, net as reported on the consolidated statements of income (loss) less postretirement expense, interest income and items included in environmental matters, cost reduction and other expenses

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$557.6	$557.0	$2,015.4	$1,979.9
Net (loss) earnings attributable to Unisys Corporation as a percentage of revenue	(29.6)%	1.5%	(21.4)%	(5.4)%
Non-GAAP net income attributable to Unisys Corporation as a percentage of revenue	6.3%	14.9%	2.1%	3.8%
Adjusted EBITDA as a percentage of revenue	18.0%	26.7%	14.2%	16.5%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

OPERATING PROFIT

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Operating profit	$44.0	$50.0	$76.9	$52.2
Certain legal matters(1)	11.4	6.8	35.2	16.0
Cost reduction and other expenses(2)	8.4	55.1	27.4	88.7
Postretirement expense(1)	0.2	0.5	1.3	2.1
Non-GAAP operating profit	$64.0	$112.4	$140.8	$159.0

Revenue	$557.6	$557.0	$2,015.4	$1,979.9

Operating profit percent	7.9%	9.0%	3.8%	2.6%
Non-GAAP operating profit percent	11.5%	20.2%	7.0%	8.0%

(1) Included in selling, general and administrative expenses within the consolidated statements of income (loss)
(2) Included in cost of revenue, selling, general and administrative and research and development on the consolidated statements of income (loss)

EXCLUDING LICENSE AND SUPPORT (EX-L&S) REVENUE AND GROSS PROFIT

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$557.6	$557.0	$2,015.4	$1,979.9
L&S revenue	144.3	170.1	429.1	468.0
Ex-L&S Non-GAAP revenue	$413.3	$386.9	$1,586.3	$1,511.9

Gross profit	$181.2	$189.8	$551.3	$529.6
L&S gross profit	112.8	144.1	311.3	360.8
Ex-L&S Non-GAAP gross profit	$68.4	$45.7	$240.0	$168.8

Gross profit percent	32.5%	34.1%	27.4%	26.7%
Ex-L&S Non-GAAP gross profit percent	16.5%	11.8%	15.1%	11.2%